EXHIBIT 16.2

                                  POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED MUNICIPAL SECURITIES FUND, INC. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Sentinel Tax-Free Income Fund, a portfolio of Sentinel Group Funds, Inc. into Federated Municipal Securities Fund, Inc., and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----



/S/ John F. Donahue                                               May 15, 2006
---------------------------------
John F. Donahue                     Director



/S/ J. Christopher Donahue
J. Christopher Donahue              President and Director        May 15, 2006
                                    (Principal Executive Officer)



/S/ Richard A. Novak
Richard A. Novak                    Treasurer                     May 15, 2006
                                    (Principal Financial Officer)



/S/ Thomas G. Bigley
Thomas G. Bigley                    Director                      May 15, 2006



/S/ John T. Conroy, Jr.
John T. Conroy, Jr.                 Director                      May 15, 2006



/S/ Nicholas P. Constantakis
Nicholas P. Constantakis            Director                      May 15, 2006



/S/ John F. Cunningham
John F. Cunningham                  Director                      May 15, 2006



/S/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.             Director                      May 15, 2006



/S/ Peter E. Madden
Peter E. Madden                     Director                      May 15, 2006



/S/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.           Director                      May 15, 2006



/S/ John E. Murray, Jr.
John E. Murray, Jr.                 Director                      May 15, 2006



/S/ Marjorie P. Smuts
Marjorie P. Smuts                   Director                      May 15, 2006



/S/ John S. Walsh
John S. Walsh                       Director                      May 15, 2006



/S/ James F. Will
James F. Will                       Director                      May 15, 2006